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                                                                  Exhibit (a)(4)

                            RUSSELL INSURANCE FUNDS

                      AMENDMENT TO MASTER TRUST AGREEMENT

                                      and

                           ESTABLISHMENT OF CLASSES

AMENDMENT NO. 4 to the Amended Master Trust Agreement dated July 11, 1996 (referred to herein as the "Agreement"), adopted the 30th day of April, 2001, by the Trustees under such Agreement.

                                  WITNESSETH:
                                  -----------

        WHEREAS, Section 4.1 of the Agreement authorizes the Trustees to establish and designate sub-trusts; and

        WHEREAS, Section 4.2 of the Agreement provides that the Trustees may fix and determine certain relative rights and preferences of the shares of the sub-trusts in accordance with the provisions of such Section 4.2; and

        WHEREAS, the Trustees wish to establish and designate classes of shares of interest in such sub-trusts, and fix and determine certain relative rights and obligations of the shares of said classes of such sub-trusts; and

        WHEREAS, Section 4.1 of the Agreement provides that a Trustee may act for such purpose without shareholder approval;

        NOW, THEREFORE, the Trustees hereby authorize the designation of classes of shares and fix the rights and preferences of the shares thereof as set forth herein.

Establishment and Designation of Classes of the Sub-Trusts.
----------------------------------------------------------

Pursuant to the authority of the Trustees set forth in Section 4.1 of the Agreement to establish and designate Sub-Trusts and Classes of Sub-Trusts, and without affecting the rights and preferences of existing Sub-Trusts, the Trustees hereby establish and designate a new Class E for the Multi-Style Equity Fund, Aggressive Equity Fund, Non-U.S. Fund, Real Estate Securities Fund and Core Bond Fund. The existing shares of the sub-trusts are hereby designated as Class S Shares.


In furtherance thereof, the Trustees direct that Class E Shares of each Sub-Trust shall have all the relative rights and preferences set forth in
Section 4.2 of the Agreement, shall represent an equal proportionate interest in the underlying assets and liabilities of that Sub-Trust, and shall generally have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, obligations, qualifications and terms and conditions as all other Shares of such Sub-Trust, except that:
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        .      each Class E Share offered in connection with a Rule 12b-1 distribution and shareholder services plan (a "Plan") will bear, as a charge against distributable income or gains or as a reduction in interest, certain fees under the Plan and will have exclusive voting rights on matters pertaining to the Plan of the Class and any related agreements;

        . each Class E Share of a Sub-Trust shall contain such conversion feature as may be required to comply with regulations applicable to the Sub-Trust or to the issuance of Shares of the Sub-Trust;

        . each Class E Share of a Sub-Trust will bear, as a charge against distributable income or gains or as a reduction in interest, differing amounts of certain expenses attributable to the Class;

        . the Board shall provide for differing payments of dividends from income or distributions of gains on a Class E Share of a Sub-Trust to reflect different charges against such income or gains or otherwise to equalize the net asset values of the Classes or, in the absence of such policies, the net asset value per share of different Classes of a Sub-Trust may differ at certain times;

        . each Class E Share of a Sub-Trust may be accorded such different exchange privileges from Shares of another Class as the Board may deem proper from time to time;

        . each Class E Share of a Sub-Trust shall be subject to such different conditions of redemption, as shall be set forth in the Trust's registration statement from time to time;

        . each Share of any Class of a Sub-Trust will vote exclusively on matters solely affecting Shares of that Class, and shall not vote upon matters which do not affect such Class;

        . each Class E Share of a Sub-Trust will have a different class designation from any other Class of that Sub-Trust; and

        . each Class E Share of a Sub-Trust may have such additional rights and preferences, or be subject to such restrictions and qualifications, as the Trustees by resolution may determine, consistent with the provisions of the Investment Company Act of 1940 Act and the Internal Revenue Code, as amended, and not otherwise identified above.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.
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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Lynn L. Anderson                        /s/ Kristianne Blake
---------------------------------           ------------------------------------
Lynn L. Anderson                            Kristianne Blake


/s/ Paul E. Anderson                        /s/ Lee C. Gingrich
---------------------------------           ------------------------------------
Paul E. Anderson                            Lee C. Gingrich


/s/ Paul Anton                              /s/ Eleanor W. Palmer
---------------------------------           ------------------------------------
Paul Anton                                  Eleanor W. Palmer


/s/ William E. Baxter                       /s/ Raymond P. Tennison, Jr.
---------------------------------           ------------------------------------
William E. Baxter                           Raymond P. Tennison, Jr.